  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 14, 2004.
                                        REGISTRATION STATEMENT NO. 33-________
================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                              SUNTRUST BANKS, INC.
             (Exact name of registrant as specified in its charter)

           GEORGIA                                               58-1575035
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                           303 Peachtree Street, N.E.
                             Atlanta, Georgia 30308
                    (Address of Principal Executive Offices)

                    ----------------------------------------

      National Commerce Financial Corporation 2003 Stock and Incentive Plan
                    Piedmont Bancorp, Inc. Stock Option Plan
     Amended and Restated Salem Trust Bank 1986 Incentive Stock Option Plan
          1995 Directors Performance Plan of American Federal Bank, FSB National Commerce Financial Corporation Amended and Restated Long Term
                                 Incentive Plan
      American Federal Bank, FSB Amended and Restated 1988 Stock Option and
                                 Incentive Plan
                  Stone Street Bancorp, Inc. Stock Option Plan
                  SouthBanc Shares, Inc. 1998 Stock Option Plan
                  SouthBanc Shares, Inc. 2001 Stock Option Plan
National Commerce Bancorporation 1994 Stock Plan as Amended and Restated Effective November 1, 1996 and Further Amended by Amendment No. 1 Effective as of July 1, 1998 and Amendment No. 2 Effective as of June 29, 2000
            National Commerce Financial Corporation Investment Plan.
          Perpetual Bank, A Federal Savings Bank 1997 Stock Option Plan
         SouthBanc Shares, Inc. Employees' Savings & Profit Sharing Plan
      Perpetual Bank, A Federal Savings Bank Employee Stock Ownership Plan

                                  ------------
                                RAYMOND D. FORTIN
                              Senior Vice President
                              SunTrust Banks, Inc.
                           303 Peachtree Street, N.E.
                             Atlanta, Georgia 30308
                     (Name and address of Agent for Service)

                                  404-588-7165
          (Telephone number, including area code, of agent for service)
                                  ------------

                         CALCULATION OF REGISTRATION FEE

 TITLE OF EACH CLASS          AMOUNT         PROPOSED MAXIMUM     PROPOSED MAXIMUM
  OF SECURITIES TO            TO BE          OFFERING PRICE          AGGREGATE              AMOUNT OF
    BE REGISTERED           REGISTERED         PER SHARE(1)       OFFERING PRICE(1)     REGISTRATION FEE
--------------------------------------------------------------------------------------------------------
Common Stock, $1.00
par value per share....     12,000,000            $67.92            $815,040,000            $103,265.57
========================================================================================================

(1) Determined pursuant to Rule 457(c) and (h)(l) based on $67.92, the average of the high and low prices of the registrant's common stock on September 10, 2004, as reported on the New York Stock Exchange.

================================================================================

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      This Registration Statement covers 12,000,000 shares of common stock, par value $1.00 per share (the "Common Stock") of SunTrust Banks, Inc. (the "Company"), issuable pursuant to the following plans: National Commerce Financial Corporation 2003 Stock and Incentive Plan; Piedmont Bancorp, Inc. Stock Option Plan; Amended and Restated Salem Trust Bank 1986 Incentive Stock Option Plan; 1995 Directors Performance Plan of American Federal Bank, FSB; National Commerce Financial Corporation Amended and Restated Long Term Incentive Plan; American Federal Bank, FSB Amended and Restated 1988 Stock Option and Incentive Plan; Stone Street Bancorp, Inc. Stock Option Plan; SouthBanc Shares, Inc. 1998 Stock Option Plan; SouthBanc Shares, Inc. 2001 Stock Option Plan; National Commerce Bancorporation 1994 Stock Plan as Amended and Restated Effective November 1, 1996 and Further Amended by Amendment No. 1 Effective as of July 1, 1998 and Amendment No. 2 Effective as of June 29, 2000; National Commerce Financial Corporation Investment Plan; Perpetual Bank, A Federal Savings Bank 1997 Stock Option Plan; SouthBanc Shares, Inc. Employees' Savings & Profit Sharing Plan; and Perpetual Bank, A Federal Savings Bank Employee Stock Ownership Plan (the "NCF Plans").

      The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees and directors as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2003, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004, pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

         (b) The Company's Current Reports on Form 8-K dated January 12, 2004 (information filed under Item 5 only), April 8, 2004 (information filed under Item 5 only), May 10, 2004, May 20, 2004, August 3, 2004 and August 26, 2004.

         (c) The description of SunTrust's common stock, $1.00 par value per share, contained in our Registration Statement on Form 8-A, under
         Section 12(b) of the Exchange Act, filed March 5, 2003, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Company or the NCF Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM  4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM  5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      The legality of the securities offered hereby has been passed upon by Raymond D. Fortin, Esq., General Counsel and Senior Vice President of the Company, who beneficially owns 20,200 shares of Common Stock and has exercisable options to purchase 16,400 shares of Common Stock.

ITEM  6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Part 5 of Article 8 of the Georgia Business Corporation Code states:

14-2-850. Definitions.

      As used in this part, the term:

            (1) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

            (2) "Director" or "officer" means an individual who is or was a director or officer, respectively, of a corporation or who, while a director or officer of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A director or officer is considered to be serving an employee benefit plan at the corporation's request if his or her duties to the corporation also impose duties on, or otherwise involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan. Director or officer includes, unless the context otherwise requires, the estate or personal representative of a director or officer.

            (3) "Disinterested director" means a director who at the time of a vote referred to in subsection (c) of Code Section 14-2-853 or a vote or selection referred to in subsection (b) or (c) of Code Section 14-2-855 or subsection (a) of Code Section 14-2-856 is not:

                  (A) A party to the proceeding; or

                  (B) An individual who is a party to a proceeding having a
            familial, financial, professional, or employment relationship with the director whose indemnification or advance for expenses is the subject of the decision being made with respect to the proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director's judgment when voting on the decision being made.

            (4) "Expenses" includes counsel fees.

            (5) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

            (6) "Official capacity" means:

                  (A) When used with respect to a director, the office of
            director in a corporation; and

                  (B) When used with respect to an officer, as contemplated in
            Code Section 14-2-857, the office in a corporation held by the officer.

                  Official capacity does not include service for any other
            domestic or foreign corporation or any partnership, joint venture, trust, employee benefit plan, or other entity.

            (7) "Party" means an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

            (8) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal.

14-2-851. Authority to indemnify.

      (a) Except as otherwise provided in this Code section, a corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if:

            (1) Such individual conducted himself or herself in good faith; and

            (2) Such individual reasonably believed:

                  (A) In the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation;

                  (B) In all other cases, that such conduct was at least not opposed to the best interests of the corporation; and

                  (C) In the case of any criminal proceeding, that the
            individual had no reasonable cause to believe such conduct was unlawful.

      (b) A director's conduct with respect to an employee benefit plan for a purpose he or she believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (a)(2)(B) of this Code section.

      (c) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this Code section.

      (d) A corporation may not indemnify a director under this Code section:

            (1) In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under this Code section; or

            (2) In connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.

14-2-852. Mandatory indemnification.

      A corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

14-2-853. Advance for or reimbursement of expenses.

      (a) A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director if he or she delivers to the corporation:

            (1) A written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in Code Section 14-2-851 or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by paragraph (4) of subsection (b) of Code Section 14-2-202; and

            (2) His or her written undertaking to repay any funds advanced if it is ultimately determined that the director is not entitled to indemnification under this part.

      (b) The undertaking required by paragraph (2) of subsection (a) of this Code section must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

      (c) Authorizations under this Code section shall be made:

            (1) By the board of directors:

                  (A) When there are two or more disinterested directors, by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; or

                  (B) When there are fewer than two disinterested directors, by the vote necessary for action by the board in accordance with subsection (c) of Code Section 14-2-824, in which authorization directors who do not qualify as disinterested directors may participate; or

            (2) By the shareholders, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to the proceeding may not be voted on the authorization.

14-2-854. Court-ordered indemnification.

      (a) A director who is a party to a proceeding because he or she is a director may apply for indemnification or advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the court shall:

            (1) Order indemnification or advance for expenses if it determines that the director is entitled to indemnification under this part; or

            (2) Order indemnification or advance for expenses if it determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify the director or to advance expenses to the director, even if the director has not met the relevant standard of conduct set forth in subsections (a) and (b) of Code Section 14-2-851, failed to comply with Code Section 14-2-853, or was adjudged liable in a proceeding referred to in paragraph (1) or (2) of subsection (d) of Code Section 14-2-851, but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

      (b) If the court determines that the director is entitled to indemnification or advance for expenses under this part, it may also order the corporation to pay the director's reasonable expenses to obtain court-ordered indemnification or advance for expenses.

14-2-855. Determination and authorization of indemnification.

      (a) A corporation may not indemnify a director under Code Section 14-2-851 unless authorized thereunder and a determination has been made for a specific proceeding that indemnification of the director is permissible in the circumstances because he or she has met the relevant standard of conduct set forth in Code Section 14-2-851.

      (b) The determination shall be made:

            (1) If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;

            (2) By special legal counsel:

                  (A) Selected in the manner prescribed in paragraph (1) of this subsection; or

                  (B) If there are fewer than two disinterested directors,
            selected by the board of directors (in which selection directors who do not qualify as disinterested directors may participate); or

            (3) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

      (c) Authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subparagraph
(b) (2) (B) of this Code section to select special legal counsel.

14-2-856. Indemnification of directors.

      (a) If authorized by the articles of incorporation or a bylaw, contract, or resolution approved or ratified by the shareholders by a majority of the votes entitled to be cast, a corporation may indemnify or obligate itself to indemnify a director made a party to a proceeding including a proceeding brought by or in the right of the corporation, without regard to the limitations in other Code sections of this part, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to any existing or threatened proceeding that would be covered by the authorization may not be voted on the authorization.

      (b) The corporation shall not indemnify a director under this Code section for any liability incurred in a proceeding in which the director is adjudged liable to the corporation or is subjected to injunctive relief in favor of the corporation:

            (1) For any appropriation, in violation of the director's duties, of any business opportunity of the corporation;

            (2) For acts or omissions which involve intentional misconduct or a knowing violation of law;

            (3) For the types of liability set forth in Code Section 14-2-832;
      or

            (4) For any transaction from which he or she received an improper personal benefit.

      (c) Where approved or authorized in the manner described in subsection (a) of this Code section, a corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:

            (1) The director furnishes the corporation a written affirmation of his or her good faith belief that his or her conduct does not constitute behavior of the kind described in subsection (b) of this Code section; and

            (2) The director furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that the director is not entitled to indemnification under this Code section.

14-2-857. Indemnification of officers, employees, and agents.

      (a) A corporation may indemnify and advance expenses under this part to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation:

            (1) To the same extent as a director; and

            (2) If he or she is not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability arising out of conduct that constitutes:

                  (A) Appropriation, in violation of his or her duties, of any business opportunity of the corporation;

                  (B) Acts or omissions which involve intentional misconduct or a knowing violation of law;

                  (C) The types of liability set forth in Code Section 14-2-832;
            or

                  (D) Receipt of an improper personal benefit.

      (b) The provisions of paragraph (2) of subsection (a) of this Code section shall apply to an officer who is also a director if the sole basis on which he or she is made a party to the proceeding is an act or omission solely as an officer.

      (c) An officer of a corporation who is not a director is entitled to mandatory indemnification under Code Section 14-2-852, and may apply to a court under Code Section 14-2-854 for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions.

      (d) A corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

14-2-858. Insurance.

      A corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee, or agent of the corporation or who, while a director, officer, employee, or agent of the corporation, serves at the corporation's request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify or advance expenses to him or her against the same liability under this part.

14-2-859. Obligation for indemnification or advance for expenses in advance of act or omission.

      (a) A corporation may, by a provision in its articles of incorporation or bylaws or in a resolution adopted or a contract approved by its board of directors or shareholders, obligate itself in advance of the act or omission giving rise to a proceeding to provide indemnification or advance funds to pay for or reimburse expenses consistent with this part. Any such obligatory provision shall be deemed to satisfy the requirements for authorization referred to in subsection (c) of Code Section 14-2-853 or subsection (c) of Code Section 14-2-855. Any such provision that obligates the corporation to provide indemnification to the fullest extent permitted by law shall be deemed to obligate the corporation to advance funds to pay for or reimburse expenses in accordance with Code Section 14-2-853 to the fullest extent permitted by law, unless the provision specifically provides otherwise.

      (b) Any provision pursuant to subsection (a) of this Code section shall not obligate the corporation to indemnify or advance expenses to a director of a predecessor of the corporation, pertaining to conduct with respect to the predecessor, unless otherwise specifically provided. Any provision for indemnification or advance for expenses in the articles of incorporation, bylaws, or a resolution of the board of directors or shareholders, partners, or, in the case of limited liability companies, members or managers of a predecessor of the corporation or other entity in a merger or in a contract to which the predecessor is a party, existing at the time the merger takes effect, shall be governed by paragraph (3) of subsection (a) of Code Section 14-2-1106.

      (c) A corporation may, by a provision in its articles of incorporation, limit any of the rights to indemnification or advance for expenses created by or pursuant to this part.

      (d) This part does not limit a corporation's power to pay or reimburse expenses incurred by a director or an officer in connection with his or her appearance as a witness in a proceeding at a time when he or she is not a party.

      (e) Except as expressly provided in Code Section 14-2-857, this part does not limit a corporation's power to indemnify, advance expenses to, or provide or maintain insurance on behalf of an employee or agent.

Articles of Incorporation Authority

      Article 14 of the Company's Amended and Restated Articles of Incorporation provides:

      In addition to any powers provided by law, in the Bylaws, or otherwise, the Corporation shall have the power to indemnify any person who becomes a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Bylaw Authority

      The Company is referred to in its Bylaws as the "Corporation". Article VII of the Company's Amended and Restated Bylaws provides:

      SECTION 1. DEFINITIONS. As used in this Article, the term:

      (A) "Corporation" includes any domestic or foreign predecessor entity of this Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

      (B) "Director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A "director" is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

      (C) "Disinterested director" means a director who at the time of a vote referred to in Section 3(C) or a vote or selection referred to in Section 4(B), 4(C) or 7(A) is not: (i) a party to the proceeding; or (ii) an individual who is a party to a proceeding having a familial, financial, professional, or employment relationship with the director whose indemnification or advance for expenses is the subject of the decision being made with respect to the proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director's judgment when voting on the decision being made.

      (D) "Employee" means an individual who is or was an employee of the Corporation or an individual who, while an employee of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. An "Employee" is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Employee" includes, unless the context requires otherwise, the estate or personal representative of an employee.

      (E) "Expenses" includes counsel fees.

      (F) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

      (G) "Officer" means an individual who is or was an officer of the Corporation which for purposes of this Article VII shall include an assistant officer, or an individual who, while an Officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity. An "Officer" is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Officer" includes, unless the context requires otherwise, the estate or personal representative of an Officer.

      (H) "Official capacity" means: (i) when used with respect to a director, the office of a director in a corporation; and (ii) when used with respect to an Officer, the office in a corporation held by the Officer. Official capacity does not include service for any other domestic or foreign corporation or any partnership, joint venture, trust, employee benefit plan, or other entity.

      (I) "Party" means an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

      (J) "Proceeding" means any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal.

      SECTION 2.BASIC INDEMNIFICATION ARRANGEMENT.

      (A) Except as provided in subsection (D) below and, if required by Section 4 below, upon a determination pursuant to Section 4 in the specific case that such indemnification is permissible in the circumstances under this subsection because the individual has met the standard of conduct set forth in this subsection (A), the Corporation shall indemnify an individual who is made a party to a proceeding because he is or was a director or Officer against liability incurred by him in the proceeding if he conducted himself in good faith and, in the case of conduct in his official capacity, he reasonably believed such conduct was in the best interest of the Corporation, or in all other cases, he reasonably believed such conduct was at least not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

      (B) A person's conduct with respect to an employee benefit plan for a purpose he believes in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection 2(A) above.

      (C) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the proposed indemnitee did not meet the standard of conduct set forth in subsection 2(A) above.

      (D) The Corporation shall not indemnify a person under this Article in connection with (i) a proceeding by or in the right of the Corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that such person has met the relevant standard of conduct under this section, or (ii) with respect to conduct for which such person was adjudged liable on the basis that personal benefit was improperly received by him, whether or not involving action in his official capacity.

      SECTION 3.ADVANCES FOR EXPENSES.

      (A) The Corporation may advance funds to pay for or reimburse the reasonable expenses incurred by a director or Officer who is a party to a proceeding because he is a director or Officer in advance of final disposition of the proceeding if: (i) such person furnishes the Corporation a written affirmation of his good faith belief that he has met the relevant standard of conduct set forth in subsection 2(A) above or that the proceeding involves conduct for which liability has been eliminated under the Corporation's Articles of Incorporation; and (ii) such person furnishes the Corporation a written undertaking meeting the qualifications set forth below in subsection 3(B), executed personally or on his behalf, to repay any funds advanced if it is ultimately determined that he is not entitled to any indemnification under this Article or otherwise.

      (B) The undertaking required by subsection 3(A)(ii) above must be an unlimited general obligation of the director or Officer but need not be secured and shall be accepted without reference to financial ability to make repayment.

      (C) Authorizations under this Section shall be made: (i) By the Board of
Directors: (a) when there are two or more disinterested directors, by a majority vote of all disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; or (b) when there are fewer than two disinterested directors, by a majority of the directors present, in which authorization directors who do not qualify as disinterested directors may participate; or (ii) by the shareholders, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to the proceeding may not be voted on the authorization.

      SECTION 4. AUTHORIZATION OF AND DETERMINATION OF ENTITLEMENT TO
                 INDEMNIFICATION.

      (A) The Corporation shall not indemnify a director or Officer under
Section 2 above unless authorized thereunder and a determination has been made for a specific proceeding that indemnification of such person is permissible in the circumstances because he has met the relevant standard of conduct set forth in subsection 2(A) above; provided, however, that regardless of the result or absence of any such determination, to the extent that a director or Officer has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or Officer, the Corporation shall indemnify such person against reasonable expenses incurred by him in connection therewith.

      (B) The determination referred to in subsection 4(A) above shall be made:

            (i) If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;

            (ii) by special legal counsel:

                  (1) selected by the Board of Directors or its committee in the manner prescribed in subdivision (i); or

                  (2) If there are fewer than two disinterested directors,
            selected by the Board of Directors (in which selection directors who do not qualify as disinterested directors may participate); or

            (iii) by the shareholders; but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

      (C) Authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness of expenses of a director or Officer in the specific case shall be made in the same manner as the determination that indemnification is permissible, as described in subsection 4(B) above, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection 4(B)(ii)(2) above to select counsel.

      (D) The Board of Directors, a committee thereof, or special legal counsel acting pursuant to subsection (B) above or Section 5 below, shall act expeditiously upon an application for indemnification or advances, and cooperate in the procedural steps required to obtain a judicial determination under
Section 5 below.

      (E) The Corporation may, by a provision in its Articles of Incorporation or Bylaws or in a resolution adopted or a contract approved by its Board of Directors or shareholders, obligate itself in advance of the act or omission giving rise to a proceeding to provide indemnification or advance funds to pay for or reimburse expenses consistent with this part. Any such obligatory provision shall be deemed to satisfy the requirements for authorization referred to in Section 3(C) or Section 4(C).

      SECTION 5.COURT-ORDERED INDEMNIFICATION AND ADVANCES FOR EXPENSES. A director or Officer who is a party to a proceeding because he is a director or Officer may apply for indemnification or advances for expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the court shall order indemnification or advances for expenses if it determines that:

            (i) The director is entitled to indemnification under this part; or

            (ii) In view of all the relevant circumstances, it is fair and reasonable to indemnify the director or Officer or to advance expenses to the director or Officer, even if the director or Officer has not met the relevant standard of conduct set forth in subsection 2(A) above, failed to comply with Section 3, or was adjudged liable in a proceeding referred to in subsections (i) or (ii) of Section 2(D), but if the director or Officer was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding, unless the Articles of Incorporation of the Corporation or a Bylaw, contract or resolution approved or ratified by shareholders pursuant to Section 7 below provides otherwise.

      If the court determines that the director or Officer is entitled to indemnification or advance for expenses, it may also order the Corporation to pay the director's or Officer's reasonable expenses to obtain court-ordered indemnification or advance for expenses.

      SECTION 6.INDEMNIFICATION OF OFFICERS AND EMPLOYEES.

      (A) Unless the Corporation's Articles of Incorporation provide otherwise, the Corporation shall indemnify and advance expenses under this Article to an employee of the Corporation who is not a director or Officer to the same extent, consistent with public policy, as to a director or Officer.

      (B) The Corporation may indemnify and advance expenses under this Article to an Officer of the Corporation who is a party to a proceeding because he is an Officer of the Corporation: (i) to the same extent as a director; and (ii) if he is not a director, to such further extent as may be provided by the Articles of Incorporation, the Bylaws, a resolution of the Board of Directors, or contract except for liability arising out of conduct that is enumerated in subsections
(A)(i) through (A)(iv) of Section 7.

      The provisions of this Section shall also apply to an Officer who is also a director if the sole basis on which he is made a party to the proceeding is an act or omission solely as an Officer.

      SECTION 7.SHAREHOLDER APPROVED INDEMNIFICATION.

      (A) If authorized by the Articles of Incorporation or a Bylaw, contract or resolution approved or ratified by shareholders of the Corporation by a majority of the votes entitled to be cast, the Corporation may indemnify or obligate itself to indemnify a person made a party to a proceeding, including a proceeding brought by or in the right of the Corporation, without regard to the limitations in other sections of this Article, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to any existing or threatened proceeding that would be covered by the authorization may not be voted on the authorization. The Corporation shall not indemnify a person under this Section 7 for any liability incurred in a proceeding in which the person is adjudged liable to the Corporation or is subjected to injunctive relief in favor of the Corporation:

            (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation;

            (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law;

            (iii) for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code; or

            (iv) for any transaction from which he received an improper personal benefit.

      (B) Where approved or authorized in the manner described in subsection 7(A) above, the Corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:

            (i) the proposed indemnitee furnishes the Corporation a written affirmation of his good faith belief that his conduct does not constitute behavior of the kind described in subsection 7(A)(i)-(iv) above; and

            (ii) the proposed indemnitee furnishes the Corporation a written undertaking, executed personally, or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification.

      SECTION 8.LIABILITY INSURANCE. The Corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee, or agent of the Corporation or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify him against the same liability under Section 2 or Section 3 above.

      SECTION 9.WITNESS FEES. Nothing in this Article shall limit the Corporation's power to pay or reimburse expenses incurred by a person in connection with his appearance as a witness in a proceeding at a time when he is not a party.

      SECTION 10. REPORT TO SHAREHOLDERS. If the Corporation indemnifies or advances expenses to a director in connection with a proceeding by or in the right of the Corporation, the Corporation shall report the indemnification or advance, in writing, to shareholders with or before the notice of the next shareholders' meeting.

      SECTION 11. SEVERABILITY. In the event that any of the provisions of this Article (including any provision within a single section, subsection, division or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Article shall remain enforceable to the fullest extent permitted by law.

      SECTION 12. INDEMNIFICATION NOT EXCLUSIVE. The rights of indemnification provided in this Article VII shall be in addition to any rights which any such director, Officer, employee or other person may otherwise be entitled by contract or as a matter of law.

      SECTION 13. AMENDMENTS TO GEORGIA BUSINESS CORPORATION CODE. In the event that, following the date of these Bylaws, the Georgia Business Corporation Code is amended to expand the indemnification protections that a Georgia corporation is permitted to provide to its directors, Officers and/or Employees, as applicable, the indemnification protections set forth in this Article VII shall be automatically amended, without any further action by the Board of Directors, the shareholders of the Corporation or the Corporation, to provide the same indemnification protections to the fullest extent provided by such amendments to the Georgia Business Corporation Code.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8. EXHIBITS.

      The following exhibits are filed as part of this Registration Statement:

EXHIBIT
NUMBER                                 DESCRIPTION
------                                 -----------
4.1       Articles 5, 6, 7, 8, 11 and 13 of the Amended and Restated Articles
          of Incorporation of the Company, effective as of November 14, 1989, incorporated by reference to Exhibit 3.1 to the Company's Annual
          Report on Form 10-K for the year ended December 31, 1998.

4.2       Articles I, II, IV, V, VII, VIII, X and XI of the Amended and
          Restated Bylaws of the Company, effective as of April 16, 2002, incorporated by reference to Exhibit 3.3 to the Company's Quarterly
          Report on Form 10-Q for the quarter ended March 31, 2002.

4.3       National Commerce Financial Corporation 2003 Stock and Incentive
          Plan.

4.4       Piedmont Bancorp, Inc. Stock Option Plan.

4.5       Amended and Restated Salem Trust Bank 1986 Incentive Stock
          Option Plan.

4.6       1995 Directors Performance Plan of American Federal Bank, FSB.

4.7       National Commerce Financial Corporation Amended and Restated
          Long Term Incentive Plan.

4.8 American Federal Bank, FSB Amended and Restated 1988 Stock Option and Incentive Plan.

4.9       Stone Street Bancorp, Inc. Stock Option Plan.

4.10      SouthBanc Shares, Inc. 1998 Stock Option Plan.

4.11      SouthBanc Shares, Inc. 2001 Stock Option Plan.

4.12      National Commerce Bancorporation 1994 Stock Plan as Amended and
          Restated Effective November 1, 1996 and Further Amended by Amendment
          No. 1 Effective as of July 1, 1998 and Amendment No. 2 Effective as of June 29, 2000.

4.13      National Commerce Financial Corporation Investment Plan.

4.14      Perpetual Bank, A Federal Savings Bank 1997 Stock Option Plan.

4.15      SouthBanc Shares, Inc. Employees' Savings & Profit Sharing Plan.

4.16      Perpetual Bank, A Federal Savings Bank Employee Stock Ownership Plan.

 5.1      Opinion of Raymond D. Fortin, Esq., as to the legality of the Common
          Stock being registered.

23.1      Consent of Independent Registered Public Accounting Firm.

23.2 Consent of Raymond D. Fortin, Esq. (contained in his opinion filed as Exhibit 5.1).

24.1      Power of Attorney (included on Signature Page).

ITEM 9. UNDERTAKINGS.

      (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against pubic policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, SunTrust Banks, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 10th day of August, 2004.

                                         SUNTRUST BANKS, INC.

                                         By:    /s/ L. Phillip Humann
                                            ------------------------------------
                                                L. Phillip Humann
                                                Chairman of the Board, President
                                                and Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Mark A. Chancy and Raymond D. Fortin, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable SunTrust Banks, Inc. to comply with the Securities Act of 1933 and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the registration statement on Form S-8 under the Securities Act of 1933, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the 10th day of August, 2004.

 /s/ L. Phillip Humann
---------------------------------
L. Phillip Humann
                                       Chairman of the Board,President, Chief
                                       Executive Officer and  Director
                                       (Principal Executive Officer)

/s/ John W. Spiegel
---------------------------------
John W. Spiegel                        Vice Chairman and Chief Financial Officer
                                       (Principal Financial Officer)

/s/ Jorge Arrieta
---------------------------------
Jorge Arrieta                          Senior Vice President and Controller
                                       (Principal Accounting Officer)

/s/ Robert M. Beall, II
---------------------------------
Robert M. Beall, II                    Director

/s/ J. Hyatt Brown
---------------------------------
J. Hyatt Brown                         Director

_________________________________
Alston D. Correll                      Director

/s/ Jeffrey C. Crowe
---------------------------------
Jeffrey C. Crowe                       Director

_________________________________
Douglas N. Daft                        Director

/s/ Patricia C. Frist
---------------------------------
Patricia C. Frist                      Director

/s/ David H. Hughes
---------------------------------
David H. Hughes                        Director

/s/ M. Douglas Ivester
---------------------------------
M. Douglas Ivester                     Director

/s/ J. Hicks Lanier
---------------------------------
J. Hicks Lanier                        Director

/s/ G. Gilmer Minor, III
---------------------------------
G. Gilmer Minor, III                   Director

/s/ Larry L. Prince
---------------------------------
Larry L. Prince                        Director

/s/ Frank S. Royal, M.D.
---------------------------------
Frank S. Royal, M.D.                   Director

/s/ Karen Hastie Williams
---------------------------------
Karen Hastie Williams                  Director

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                            DESCRIPTION
------                            -----------
4.1       Articles 5, 6, 7, 8, 11 and 13 of the Amended and Restated Articles
          of Incorporation of the Company, effective as of November 14, 1989, incorporated by reference to Exhibit 3.1 to the Company's Annual
          Report on Form 10-K for the year ended December 31, 1998.

4.2       Articles I, II, IV, V, VII, VIII, X and XI of the Amended and
          Restated Bylaws of the Company, effective as of April 16, 2002, incorporated by reference to Exhibit 3.3 to the Company's Quarterly
          Report on Form 10-Q for the quarter ended March 31, 2002.

4.3       National Commerce Financial Corporation 2003 Stock and Incentive Plan.

4.4       Piedmont Bancorp, Inc. Stock Option Plan.

4.5       Amended and Restated Salem Trust Bank 1986 Incentive Stock Option Plan.

4.6       1995 Directors Performance Plan of American Federal Bank, FSB.

4.7       National Commerce Financial Corporation Amended and Restated Long Term
          Incentive Plan.

4.8 American Federal Bank, FSB Amended and Restated 1988 Stock Option and Incentive Plan.

4.9       Stone Street Bancorp, Inc. Stock Option Plan.

4.10      SouthBanc Shares, Inc. 1998 Stock Option Plan.

4.11      SouthBanc Shares, Inc. 2001 Stock Option Plan.

4.12      National Commerce Bancorporation 1994 Stock Plan as Amended and
          Restated Effective November 1, 1996 and Further Amended by Amendment
          No. 1 Effective as of July 1, 1998 and Amendment No. 2 Effective as of June 29, 2000.

4.13      National Commerce Financial Corporation Investment Plan.

4.14      Perpetual Bank, A Federal Savings Bank 1997 Stock Option Plan.

4.15      SouthBanc Shares, Inc. Employees' Savings & Profit Sharing Plan.

4.16      Perpetual Bank, A Federal Savings Bank Employee Stock Ownership Plan.

5.1       Opinion of Raymond D. Fortin, Esq., as to the legality of the Common
          Stock being registered.

23.1      Consent of Independent Registered Public Accounting Firm.

23.2 Consent of Raymond D. Fortin, Esq. (contained in his opinion filed as Exhibit 5.1).

24.1      Power of Attorney (included on Signature Page).